EXHIBIT 5



                        Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maria T. Jones
Mark J. Headley               Scott S. Rosenblum              Maxwell M. Rabb
Robert M. Heller              Michele D. Ross                 James Schreiber
Philip S. Kaufman             Howard J. Rothman                   Counsel
Peter S. Kolevzon             Max J. Schwartz                      _____
Kenneth P. Kopelman           Mark B. Segall
Michael Paul Korotkin         Judith Singer                M. Frances Buchinsky
Shari K. Krouner              Howard A. Sobel                Abbe L. Dienstag
Kevin B. Leblang              Jeffrey S. Trachtman          Ronald S. Greenberg
David P. Levin                Jonathan M. Wagner             Debora K. Grobman
Ezra G. Levin                 Harold P. Weinberger         Christian S. Herzeca
Larry M. Loeb                 E. Lisk Wyckoff, Jr.               Jane Lee
                                                             Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------


                               August 11, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


          Re:      Registration Statement on Form S-8
                   ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Fab Industries, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 175,000 shares (the "Shares") of common stock, par value $.20 per share, to be issued pursuant to the Registrant's 1997 Stock Incentive Plan (the "Plan").

         In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Restated Certificate of Incorporation and the Bylaws, as amended, of the Registrant, and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In

KRAMER, LEVIN, NAFTALIS & FRANKEL

Securities and Exchange Commission
August 11, 1997
Page 2


rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Registrant.

         Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, following the granting of the options and restricted stock described in the Plan and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.

         Richard Marlin, a member of this firm, is a director of the Registrant and owns 500 shares of Common Stock of the Registrant. Such information is also disclosed in Item 5 of Part II of the Registration Statement.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in Item 5 of Part II in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.



                                          Very truly yours,

                                          /s/ KRAMER, LEVIN, NAFTALIS & FRANKEL
                                          -------------------------------------
                                          KRAMER, LEVIN, NAFTALIS & FRANKEL